UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 14, 2020
BIOELIFE CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-55604	98-0514250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12340 Seal Beach Blvd. Suite B-190 Seal Beach, CA	90740
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(702) 866-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01 OTHER EVENTS

On March 12, 2020, BioELife Corp. (the “Company”) issued a press release announcing that it would be adding ultra-protective nano fiber face masks manufactured by Respilon to its product line with anticipated availability in the first week of April.

On April 14, 2020, however, the Company was informed that the manufacturer is unable to fulfill the Company’s order and will be returning the purchase price to the Company. Accordingly, the Company does not currently expect to be able to deliver Respilon face masks and will be making refunds to customers that have pre-ordered them.

On April 8, 2020, the United States Securities and Exchange Commission (the “SEC”) announced a temporary suspension of trading of the Company’s common stock citing “questions and concerns regarding the accuracy and adequacy of publicly available information” about the Company, including “press releases issued on March 12, 2020, and March 16, 2020, and reinforced by third-party stock promoters . . . together with potentially manipulative trading activity between October 2019 and the present.” The Company has initiated an internal investigation examining the matters raised by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOELIFE CORP.
/s/ Gregory Rotelli
Gregory Rotelli
President and Chief Executive Officer
Date: April 17, 2020